As filed with the Securities and Exchange Commission on December 13, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED
(Exact name of registrant as specified in its charter)

Colorado	5171	84-1536518
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

No. 30 Guanghau Street, Xiaojingyu Xiang, Wan Bailin District,
Taiyuan City,
Shanxi Province, China 030024
(727) 641-1357
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

 (Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
(212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

☐ Large accelerated filer	☐ Non-accelerated filer (Do not check if a smaller reporting company)
☐ Accelerated filer	☒ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	maximum
	Amount	maximum	aggregate	Amount of
Title of each class of	to be	offering price	offering	registration
Securities to be registered	registered(1)	per unit	price (2)	fee(3)
Common stock, no par value	—	—	—	—
Preferred stock, no par value	—	—	—	—
Warrants(4)	—	—	—	—
Debt securities(5)	—	—	—	—
Units(6)	—	—	—	—
Subtotal			$50,000,000	3,565
Common Stock, no par value (7)	12,887,383		33,507,195.8	2,389.06
Total			$83,507,195.8	$5,954,.06

(1)
There are being registered hereunder such indeterminate number of shares of common stock, preferred stock, warrants to purchase common stock or preferred stock, and debt securities as shall have an aggregate initial offering price not to exceed $50,000,000. The securities registered also include such indeterminate amounts and numbers of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock and debt securities that provide for conversion or exchange, upon exercise of warrants, or pursuant to the anti-dilution provisions of any such securities.

(2)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $50,000,000.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on a closing price of $2.60 on December 10, 2010. The total amount is being paid herewith.

(4)	Includes warrants to purchase common stock and warrants to purchase preferred stock.

(5)
If any debt securities are issued with an original issue discount, the offering price of such debt securities shall be such greater amount as shall result in an aggregate maximum offering price not to exceed $50,000,000 or the equivalent thereof in one or more other currencies, currency units or composite currencies, less the dollar amount of any securities previously issued hereunder.

(6)
Any of the securities registered hereunder may be sold separately, or as units with other securities registered hereby. We will determine the proposed maximum offering price per unit when we issue the above listed securities. The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(7)	Represents shares of common stock underlying warrants being sold by the Selling Stockholders

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction in which the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION _____, 2010

PROSPECTUS

$50,000,000 offered by Longwei Petroleum Investment Holding Limited

12,887,383 Shares of Common Stock offered by Stockholders

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

The stockholder listed on page 2 of this prospectus or in an accompanying supplement to this prospectus is offering to sell up to 12,887,383 shares of our common stock.  We will not receive any proceeds from any such sale of these shares.

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, debt securities, or a combination of these securities, or units, for an aggregate initial offering price of up to $50,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is currently traded on the NYSE Amex under the symbol “LPH.” On December 10, 2010, the last reported sales price for our common stock was $2.60 per share. We will apply to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the NYSE Amex. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NYSE Amex or any other securities market or exchange covered by the prospectus supplement.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 2, in addition to Risk Factors contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

The date of this prospectus is December 13, 2010.

You should rely only on the information contained in this prospectus. We have not authorized anyone to give you information different from that contained in this prospectus. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $50,000,000 and the selling stockholders may from time to time sell up to 12,887,383 shares of common stock in one or more offerings. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

The terms “Longwei,” the “Company,” “we,” “our” or “us” in this prospectus refer to Longwei Petroleum Investment Holding Limited and its subsidiaries, unless the context suggests otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     The information contained in this prospectus and the documents and information incorporated by reference in this prospectus include some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

     The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including, but not limited to, the risks outlined under “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. For example, assumptions that could cause actual results to vary materially from such future results include, but are not limited to, our ability to successfully develop and market our products to customers; our ability to generate customer demand for our products in our target markets; the development of our target markets and market opportunities; our ability to manufacture suitable products at competitive cost; market pricing for our products and for competing products; the extent of increasing competition; technological developments in our target markets and the development of alternate, competing technologies in them; and sales of shares by existing shareholders. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Unless we are required to do so under US federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

OUR COMPANY

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “Longwei,” the “Company,” “we,” “us” and “our” to refer to Longwei Petroleum Investment Holding Limited.

We are an energy company engaged in the wholesale distribution of finished petroleum products in the People’s Republic of China (the “PRC”).  Our oil and gas operations consist of transporting, storage and selling finished petroleum products, entirely in the PRC.  We purchase diesel, gasoline, fuel oil and solvents (the “Products”) from various petroleum refineries in the PRC. Our headquarters are located in Taiyuan City, Shanxi Province (“Taiyuan”). We have a storage capacity for its Products of 120,000 metric tons located at its fuel depot storage facilities in Taiyuan and in Gujiao, Shanxi (“Gujiao”), 50,000 metric tons and 70,000 metric tons of capacity respectively at each location. The Gujiao facility was acquired in January of 2009 and commenced operations in January of 2010. We are one of three licensed intermediaries in Taiyuan and the sole licensed intermediary in Gujiao that operates its own large scale storage tanks. We have the necessary licenses to operate and sell Products not only in Shanxi but throughout the entire PRC.  We seek to earn profits by selling its Products at competitive prices with timely delivery to coal mining operations, power supply customers, large-scale gas stations and small, independent gas stations. We also earn revenue under an agency fee by acting as a purchasing agent for other intermediaries in Shanxi, and through limited sales of diesel and gasoline at two retail gas stations, each located at our facilities. The sales price and the cost basis of our products are largely dependent on regulations and price control measures instituted and controlled by the PRC government as well as the price of crude oil. The price of crude oil is subject to fluctuation due to a variety of factors, all of which are beyond our control.

We were incorporated under the laws of the State of Colorado on March 17, 2000 as Tabatha II, Inc.  On October 12, 2007, we changed our name to Longwei Petroleum Investment Holding Limited

Our principal executive office is No. 30 Guanghau Avenue, Wan Bailin District, Taiyuan City, Shanxi Province, China, PC 030024.  Our main telephone number is (1) 727-641-1357 and our facsimile number is (1) 727-231-0944.

RISK FACTORS

You should consider the “Risk Factors” included under Part I, Item 1A of our most recent Annual Report on Form 10-K and our other reports filed with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference in this prospectus. The risks and uncertainties we describe are not the only ones we face. Additional risks not presently known to us, or that we currently deem immaterial, may also impair our business operations. If any of these risks were to occur, our business, financial condition, and results of operations could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

USE OF PROCEEDS

     Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including expanding our products, and for general working capital purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.  Notwithstanding the foregoing, the net proceeds from any disposition of the shares covered listed on the selling stockholder table would be received by the selling stockholder. We will not receive any of the proceeds from any such sale of the common stock offered by this prospectus.

SELLING STOCKHOLDER

We have prepared this prospectus to allow investors and placement agents who received warrants to purchase our common stock in our private placement conducted on October 29, 2009, to sell, from time to time, up to an aggregate of 12,887,383 shares of our common stock which were issued or are issuable upon exercise of such warrants. All of the common stock offered by this prospectus may be offered by the selling stockholder for its own account. We will receive no proceeds from any such sale of these shares by the selling stockholder.

The October 29, 2009 Private Placement

On October 29, 2009, we entered into a Securities Purchase Agreement with certain accredited investors (the “Investors”) (the “Purchase Agreement”) pursuant to which the Company issued and sold 13,499,274 of its newly designated Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and warrants (the “Warrants”) to purchase an aggregate of 13,499,274 shares of the Company’s common stock for an aggregate purchase price of $14,849,201.50 (the “Warrants”).  In connection with the October 29, 2009 private placement, placement agents received warrants to purchase an aggregate of 1,349,928 shares of the Company’s common stock at an exercise price of $2.255.

 The Series A Preferred Stock is convertible into shares of the Company’s common stock based on a one to one conversion ratio, at an initial conversion price of $1.10 per share, subject to adjustment.  The holders of the Company’s Series A Preferred Stock do not have voting rights except as required by Colorado law.  In addition, so long as any shares of Series A Preferred Stock are outstanding, the Company cannot, without the written consent of the holders of 75% of the then outstanding Series A Preferred Stock: (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend this Certificate, (ii) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in the certificate of designation) senior to or otherwise pari passu with the Series A Preferred Stock, or any series of preferred stock possessing greater voting rights or the right to convert at a more favorable price than the Series A Preferred Stock, (iii) amend its certificate of incorporation or other charter documents in breach of any of the provisions hereof, (iv) increase the authorized number of shares of Series A Preferred Stock or the number of authorized shares of Preferred Stock, or (v) enter into any agreement with respect to the foregoing.  In the event of the liquidation, dissolution or winding up of the Company, The holders of the Company’s Series A Preferred Stock shall be entitled to be paid out of the assets of the Company available therefore, an amount in cash equal to $1.10 per share of Series A Preferred Stock plus accrued and unpaid dividends.  No distribution shall be made on any junior securities by reason of any liquidation of the Company unless each holder of Series A Preferred Stock shall have received all amounts in full to which such holder shall be entitled. The Series A Preferred Stock holders shall be entitled to receive dividends payable at the rate of 6% of the Liquidation Price (which is defined as $1.10) payable quarterly.  The Series A Preferred Stock also contains limitations on exercise, including the limitation that the holders may not convert their shares to the extent that upon exercise the holder, together with its affiliates, would own in excess of 4.9% of the Company’s outstanding shares of common stock.

The Warrants are exercisable for a term of three years at an exercise price of $2.255 per share.  The Warrants also contain anti-dilution provisions, including but not limited to, if the Company issues shares of its common stock at less than the then existing conversion price, the conversion price of the Warrants will automatically be reduced to such lower price and the number of shares to be issued upon exercise will be proportionately increased.  The Warrants contain limitations on exercise, including the limitation that the holders may not convert their Series A Warrants to the extent that upon exercise the holder, together with its affiliates, would own in excess of 4.9% of the Company’s outstanding shares of common stock.
.
The shares were issued to the selling stockholder in a transaction exempt from registration under the Securities Act in reliance on Section 4(2) thereof.

Selling Stockholder Table

The following table sets forth information with respect to our common stock known to us to be beneficially owned by the selling stockholder as of December 13, 2010. To our knowledge, the selling stockholder has sole voting and investment power over the common stock listed in the table below. Except as otherwise disclosed herein, the selling stockholder, to our knowledge, has not had a material relationship with us during the three years immediately preceding the consummation of the acquisition.

				Common
	Beneficial Ownership of			Stock	Beneficial Ownership
	Common Stock Prior			Saleable	of Common Stock
	to the Offering (1)			Pursuant	After the Offering (1)
	Number of		Percent of	to This	Number of	Percent of
Name of Selling Stockholder	Shares		Class (2)	Prospectus(3)	Shares	Class (2)
Taylor International Fund Ltd	2,218,697	(4)	2.2	1,501,670	716,709	*
William Hechter	136,364	(5)	*	136,364	0	0
Suresh Madan	68,182	(6)	*	68,182	0	0
Excaliber Special Opportunities, LP	1,424,715	(7)	*	1,274,715	150,000	*
Lyman O. Heidtke	181,818	(8)	*	90,909	90,909	*
Midsouth Investor Fund, LP	1,002,272	(9)	1.0	363,636	638,636	*
Silver Rock II, Ltd.	363,636	(10)	*	363,636	0	0
Ancora Greater China Fund, LP	909,090	(11)	*	454,545	454,545	*
Brio Capital LP	136,364	(12)	*	136,364	0	0
CNH Diversified Opportunities Master Account LLP	909,090	(13)	*	454,545	454,545	*
Linden Growth Partners Master Fund, LP	100,000	(14)	*	100,000	0	0
Alder Capital Partners I LP	405,153	(15)	*	310,000	95,153	*
The USX China Fund	382,000	(16)	*	182,000	200,000	*
Trillion Growth China LP	909,090	(17)	*	454,545	454,545	*
Trillion Growth China General Partner	90,910	(18)	*	45,455	45,455	*
Matthew Hayden	136,364	(19)	*	136,364	0	0
Paragon Capital LP	327,273	(20)	*	227,273	100,000	*
Whitebox Multi-Strategy Partners LP	1,527,273	(21)	1.51	1,527,273	0	0
Pandora select Partners, LP	909,091	(22)	*	909,091	0	0
Whitebox Small Cap Long Short Equity Partners LP	290,909	(23)	*	290,909	0	0
Berdon Ventures	181,818	(24)	*	90,909	90,909	*
Global Speculation LP	200,000	(25)	*	100,000	100,000	*
DNL Ltd.	300,000	(26)	*	300,000	0	0
Rockmore Capital	343,188	(27)	*	227,273	115,915	*
Hudson Bay Master Fund Ltd	232,728	(28)	*	32,728	200,000	*
Hudson Bay Overseas Fund Ltd.	58,183	(29)	*	58,182	1	*
Osmium Special Situations Fund Ltd.	1,590,909	(30)	1.57	1,590,909	0	0
NLM Ltd.	900,000	(31)	*	500,000	400,000	*
Jayhawk Private Equity Fund II L.P.	423,998	(32)	*	423,998	0	0
JW Partners LP	139,286	(33)	*	90,909	48,377	*
Royal Capital Management	378,181	(34)	*	272,727	105,454	*
Carmelo E. Troccoli	125,000	(35)	*	125,000	0	0
David Coherd	6,545	(36)	*	6,545	0	0
David Graber	32,727	(37)	*	32,727	0	0
Marc Tesio	6,545	(38)	*	6,545	0	0
Timothy Moody	1,455	(39)	*	1,455	0	0
TOTAL				12,887,383

(1)
Assumes that all of the shares held by the selling stockholder covered by this prospectus are sold and that the selling stockholder acquires no additional shares of common stock before the completion of this offering. However, as the selling stockholder can offer all, some, or none of its common stock, no definitive estimate can be given as to the number of shares that the selling stockholder will ultimately offer or sell under this prospectus.

(2)	Calculated based on 99,710,288 shares of common stock outstanding as of December 13, 2010.

(3)	Represents shares issued or issuable upon conversion of warrants issued on October 29, 2009 held by the selling stockholders with an exercise price of $2.255 per share

(4)	Includes 716,709 shares of our Series A Convertible Preferred Stock and warrants to purchase 1,501,670 shares of our common stock at $2.255 per share. Stephen S. Taylor has sole voting and dispositive power over the shares held by Taylor International Fund, Ltd.

(5)	Represents warrants to purchase 136,364 shares of our common stock at $2.255 per share.

(6)	Represents warrants to purchase 68,182 shares of our common stock at $2.255 per share.

(7)	Includes 150,000 shares of our common stock and warrants to purchase 1,274,715 shares of our common stock at $2.255 per share. William Hechter has sole voting and dispositive power over the shares held by Excalibur Special Opportunities LP.

(8)	Includes 90,909 shares of our Series A Convertible Preferred Stock and warrants to purchase 90,909 shares of our common stock at $2.255 per share

(9)
Includes 275,000 shares of our common stock, 363,636 shares of our Series A Convertible Preferred Stock and warrants to purchase 363,636 shares of our common stock at $2.255 per share.  Lyman O. Heidtke has sole voting and dispositive power over the shares held by Midsouth Investor Fund LP.

(10)	Represents warrants to purchase 363,636 shares of our common stock at $2.255 per share. Rima Salam has sole voting and dispositive power over the shares held by Silver Rock II Ltd.

(11)
Includes 454,545 shares of our Series A Convertible Preferred Stock and warrants to purchase 454,545 shares of our common stock at $2.255 per share.  John P. Michlitsch has sole voting and dispositive power over the shares held by Ancora Greater China Fund LP.

(12)	Represents warrants to purchase 136,364 shares of our common stock at $2.255 per share. Shaye Hirsch has sole voting and dispositive power over the shares held by Brio Capital LP.

(13)	Includes 454,545 shares of our Series A Convertible Preferred Stock, warrants to purchase 404,545 shares of our common stock at $2.255 per share and 50,000 shares of our common stock issued upon exercise of warrants at an exercise price of $2.255, which are also being offered pursuant to this prospectus. Todd Pulvino has sole voting and dispositive power over the shares held by CNH Diversified Opportunities Master Account LP.

(14)	Represents warrants to purchase 100,000 shares of our common stock at $2.255 per share. Lara S. Coviello has sole voting and dispositive power over the shares held by Linden Growth Partners Master Fund LP.

(15)	Represents 405,153 shares of our common stock, 310,000 of which were issued upon exercise of warrants with an exercise price of $2.255 per share, which are being offered pursuant to this prospectus. Michael Licosati has sole voting and dispositive power over the shares held by Alder Capital Partners LP.

(16)
Includes 200,000 shares of our common stock and warrants to purchase 182,000 shares of our common stock at $2.255 per share.  Stephen L. Parr has sole voting and dispositive power over the shares held by The USX China Fund.

(17)
Includes 151,515 shares of our common stock, 303,030 shares of our Series A Convertible Preferred Stock and warrants to purchase 454,545 shares of our common stock at $2.255 per share.  Corey Mitchell has sole voting and dispositive power over the shares held by Trillion Growth China LP.

(18)	Includes 15,200 shares of our common stock, 30,255 shares of our Series A Convertible Preferred Stock and warrants to purchase 45,455 shares of our common stock at $2.255 per share. Corey Mitchell has sole voting and dispositive power over the shares held by Trillion Growth China General Partner.

(19)	Represents warrants to purchase 136,364 shares of our common stock at $2.255 per share.

(20)	Includes 100,000 shares of our common stock and warrants to purchase 227,273 shares of our common stock at $2.255 per share. Alan P. Donenfeld has sole voting and dispositive power over the shares held by Paragon Capital LP.

(21)
Represents warrants to purchase 1,036,515 shares of our common stock at $2.255 per share and 490,758 shares of our common stock issued upon exercise of warrants with an exercise price of $2.255 per share, which are also being offered pursuant to this prospectus.  Andrew J. Redleaf has sole voting and dispositive power over the shares held by Whitebox Multi-Strategy Partners LP.

(22)	Represents warrants to purchase 617,727 shares of our common stock at $2.255 per share and 291,364 shares of our common stock issued upon exercise of warrants with an exercise price of $2.255 per share, which are also being offered pursuant to this prospectus. Andrew J. Redleaf has sole voting and dispositive power over the shares held by Pandora Select Partners, LP.

(23)	Represents warrants to purchase 197,273 shares of our common stock at $2.255 per share and 93,636 shares of our common stock issued upon exercise of warrants with an exercise price of $2.255 per share, which are also being offered pursuant to this prospectus. Andrew J. Redleaf has sole voting and dispositive power over the shares held by Whitebox Small Cap Long Short Equity Partners LP.

(24)
Includes 90,909 shares of our common stock and warrants to purchase 90,909 shares of our common stock at $2.255 per share.  Fredrick Berdon has sole voting and dispositive power over the shares held by Berdon Ventures LLC.

(25)	Includes 100,000 shares of our common stock and warrants to purchase 100,000 shares of our common stock at $2.255 per share. Glen Bradford has sole voting and dispositive power over the shares held by Global Speculation LP.

(26)	Represents warrants to purchase 300,000 shares of our common stock at $2.255 per share. Glen Bradford has sole voting and dispositive power over the shares held by DNL Ltd.

(27)	Includes 115,915 shares of common stock and warrants to purchase 227,273 shares of our common stock at $2.255 per share. Rockmore Capital, LLC (“Rockmore Capital”) and Rockmore Partners, LLC (“Rockmore Partners”), each a limited liability company formed under the laws of the State of Delaware, serve as the investment manager and general partner, respectively, to Rockmore Investments (US) LP, a Delaware limited partnership, which invests all of its assets through Rockmore Investment Master Fund Ltd., an exempted company formed under the laws of Bermuda (“Rockmore Master Fund”). By reason of such relationships, Rockmore Capital and Rockmore Partners may be deemed to share dispositive power over the shares of our common stock owned by Rockmore Master Fund. Rockmore Capital and Rockmore Partners disclaim beneficial ownership of such shares of our common stock. Rockmore Partners has delegated authority to Rockmore Capital regarding the portfolio management decisions with respect to the shares of common stock owned by Rockmore Master Fund and, as of the date hereo, Mr. Bruce T. Bernstein and Mr. Brian Daly, as officers of Rockmore Capital, are responsible for the portfolio management decisions of the shares of common stock owned by Rockmore Master Fund. By reason of such authority, Messrs. Bernstein and Daly may be deemed to share dispositive power over the shares of our common stock owned by Rockmore Master Fund. Messrs. Bernstein and Daly disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such authority.

(28)
Includes 200,000 shares of our common stock and warrants to purchase 32,728 shares of our common stock at $2.255 per share.  Jason Wild has sole voting and dispositive power over the shares held by Hudson Bay Fund LP.

(29)
Includes 1 share of our Series A Convertible Preferred Stock and warrants to purchase 58,182 shares of our common stock at $2.255 per share.  Sander Gerber has sole voting and dispositive power over the shares held by Hudson Bay Overseas Fund Ltd.

(30)	Represents warrants to purchase 1,590,909 shares of our common stock at $2.255 per share. Chris Kuchanny has sole voting and dispositive power over the shares held by Osmium Special Situations Fund Ltd.

(31)
Includes 400,000 shares of our common stock and warrants to purchase 500,000 shares of our common stock at $2.255 per share.  Glen Bedford has sole voting and dispositive power over the shares held by NLM Ltd.

(32)
Represents warrants to purchase 423,998 shares of our common stock at $2.255 per share.  Kent C. McCarthy has sole voting and dispositive power over the shares held by Jayhawk Private Equity Fund II, LP.

(33)
Includes 42,825 shares of our common stock, 5,552 shares of our Series A Convertible Preferred Stock and warrants to purchase 90,909 shares of our common stock at $2.255 per share.  Jason Wild has sole voting and dispositive power over the shares held by JW Partners LP.

(34)
Includes 105,454 shares of our common stock and warrants to purchase 220,000 shares of our common stock at $2.255 per share and 52,727 shares of our common stock issued upon exercise of warrants with an exercise price of $2.255 per share, which are also being offered pursuant to this prospectus.  Stephen Rider has sole voting and dispositive power over the shares held by Royal Capital Management.

(35)	Represents warrants to purchase 125,000 shares of our common stock at $2.255 per share.

(36)	Represents warrants to purchase 6,545 shares of our common stock at $2.255 per share

(37)	Represents warrants to purchase 32,727 shares of our common stock at $2.255 per share

(38)	Represents 6,545 shares of our common stock issued upon exercise of warrants with an exercise price of $2.255 per share

(39)	Represents warrants to purchase 1,455 shares of our common stock at $2.255 per share

DESCRIPTION OF COMMON STOCK

We are authorized to issue 500,000,000 shares of common stock, no par value per share.  As of December 6, 2010, there were 99,410,288  common shares issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by the Company’s board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable.  Our Articles of Incorporation, Bylaws and the applicable statutes of the State of Colorado for a more complete description of the rights and liabilities of holders of the Company’s securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of the Company’s directors.

Transfer Agent

Our transfer agent is Corporate Stock Transfer, 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209.

Listing

Our common stock is currently traded on the NYSE Amex under the symbol “LPH”.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 100,000,000 shares of preferred stock, no par value per share.  The terms of the preferred shares are at the discretion of the board of directors.

Our articles of incorporation authorizes our Board of Directors to issue preferred stock from time to time with such designations, preferences, conversion or other rights, voting powers, restrictions, dividends or limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as shall be determined by the Board of Directors for each class or series of stock subject to the provisions of our articles of incorporation. Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the NYSE Amex or other securities exchange or market on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of Longwei.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	The title and stated or par value of the preferred stock;

●	The number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;
●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	The provisions for a sinking fund, if any, for the preferred stock;

●	Any voting rights of the preferred stock;

●	The provisions for redemption, if applicable, of the preferred stock;

●	Any listing of the preferred stock on any securities exchange;

●
The terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock;

●	Any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

     The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

On October 29, 2009, the Company designated 14,000,000 shares of preferred stock as series A preferred stock.  As of December 6, 2010, 2,419,182 shares of series A preferred stock were issued and outstanding.

The Series A preferred stock is convertible into shares of our common stock based on a one to one conversion ratio, at an initial conversion price of $1.10 per share, subject to adjustment.  The holders of our sSeries A preferred stock do not have voting rights except as required by Colorado law.  In addition, so long as any shares of Series A preferred stock are outstanding, we cannot, without the written consent of the holders of 75% of the then outstanding series A preferred stock: (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend this Certificate, (ii) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in the certificate of designation) senior to or otherwise pari passu with the Series A preferred stock, or any series of preferred stock possessing greater voting rights or the right to convert at a more favorable price than the Series A preferred stock, (iii) amend our certificate of incorporation or other charter documents in breach of any of the provisions hereof, (iv) increase the authorized number of shares of series A preferred stock or the number of authorized shares of Preferred Stock, or (v) enter into any agreement with respect to the foregoing.  In the event of the liquidation, dissolution or winding up of the Company, The holders of our Series A preferred stock shall be entitled to be paid out of the assets of the Company available therefore, an amount in cash equal to $1.10 per share of Series A Preferred Stock plus accrued and unpaid dividends.  No distribution shall be made on any junior securities by reason of any liquidation of the Company unless each holder of series A preferred stock shall have received all amounts in full to which such holder shall be entitled. The Series A preferred stock holders shall be entitled to receive dividends payable at the rate of 6% of the liquidation price of each share of Series A preferred stock, which is defined as $1.10, payable quarterly.  The Series A preferred stock also contains limitations on exercise, including the limitation that the holders may not convert their shares to the extent that upon exercise the holder, together with its affiliates, would own in excess of 4.9% of the Company’s outstanding shares of common stock.

 DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:
●	The title of the warrants;

●	The aggregate number of the warrants;

●	The price or prices at which the warrants will be issued;

●	The designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

●	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

●	The terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	Any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	The price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

●	The date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	The minimum or maximum amount of the warrants that may be exercised at any one time;

●	The date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	The minimum or maximum amount of the warrants that may be exercised at any one time;

information with respect to book-entry procedures, if any;

If appropriate, a discussion of Federal income tax consequences; and

Any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus, but is not complete. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any new senior debt securities under a senior indenture that we will enter into with a trustee named in such senior indenture. We will issue any subordinated debt securities under a subordinated indenture that we will enter into with a trustee named in such subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures, forms of debt securities containing the terms of any debt securities to be offered, and other related documents will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Any indenture and any trustee will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “trustee” to refer to either a trustee under the senior indenture or a trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of any senior debt securities, any subordinated debt securities and the related indentures are subject to, and qualified in their entirety by reference to, all of the provisions of any indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to any debt securities that we may offer under this prospectus, as well as the complete indentures that contains the terms of any debt securities. Except as we may otherwise indicate, the terms of any senior indenture and any subordinated indenture will be identical.

In addition, the material specific financial, legal and other terms as well as any material U.S. federal income tax consequences particular to securities of each series will be described in the prospectus supplement relating to the securities of that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplement indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. This section and the applicable prospectus supplement summarize all the material terms of the applicable indenture and the debt security being offered. They do not, however, describe every aspect of the indenture and the debt security. For example, in this section and the prospectus supplement we use terms that have been given special meaning in the indenture, but we describe the meaning for only the more important of those terms. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

●	the maturity date;

●
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●
the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	Pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	Sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders or affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	A discussion of certain material or special U.S. federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	the applicability of the provisions in the indenture on discharge;

●
whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that is a material restriction on our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	If we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

●	If we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

●
If we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 51% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	If specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default or differences in the events of default identified above relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 51% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

Subject to the terms of the indentures, the holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and continues, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indentures provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with assumption of obligations in the event of a consolidation, merger, or sale;

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, provided that it does not have a material adverse effect on any holders as set forth in the indenture;

●
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●
to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

●	to change anything that does not adversely affect the interests of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the stated maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We may issue debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series (the “Depository”). See “Book-Entry” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Subordination

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue, nor does it limit us from issuing any other secured or unsecured debt.

 DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●
The terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	The terms of the offering;

●	The names of any underwriters or agents;

●	The name or names of any managing underwriter or underwriters;

●	The purchase price of the securities;

●	Any over-allotment options under which underwriters may purchase additional securities from us;

●	The net proceeds from the sale of the securities

●	Any delayed delivery arrangements
●	Any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	Any initial public offering price;

●	Any discounts or concessions allowed or reallowed or paid to dealers;

●	Any commissions paid to agents; and

●	Any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the NYSE Amex at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

Selling Stockholders

The selling stockholder may, from time to time, sell, transfer, or otherwise dispose of any or all of its shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share; or

●	a combination of any such methods of sale.

The aggregate proceeds to the selling stockholder from any sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We would not receive any of the proceeds from any such sale.

The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 promulgated under the Securities Act, provided that it meets the criteria and conform to the requirements of that rule.

The selling stockholder and any broker-dealers or agents that participate in the sale of the common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The selling stockholder is subject to the prospectus delivery requirements of the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov .

            We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at www.towerstream.com . You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

● ●
Our Annual Report on Form 10-K for the fiscal year ended June 30,2 010, as filed with the SEC on September 28, 2010;
Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010, as filed with the SEC on November 15, 2010;

●	The description of our capital stock that is contained in our Registration Statement on Form 8-A, filed with the SEC on June 24, 2010.
●	The description of our capital stock that is contained in our Registration Statement on Form S-1, filed with the SEC on December 24, 2009.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and before the termination or completion of this offering shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to Longwei Petroleum Investment Holding Limited, 30 Guanghau Avenue, Wan Bailin District, Taiyuan City, Shanxi Province, Shanxi F4 030024, Attn: Michael Toups, Chief Financial Officer, (727) 641-1357.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

Child Van Wagoner & Bradshaw PLLC, independent registered public accounting firm, has audited our  financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2010, as set forth in their report, which is incorporated by reference in this prospectus and in the registration statement. Our financial statements are incorporated by reference in reliance on Child Van Wagoner & Bradshaw PLLC ‘s report, given on their authority as experts in accounting and auditing.

12,887,383 Shares of Common Stock offered by stockholders
$50,000,000 offered by Longwei Petroleum Investment Holding Limited
Common Stock
Preferred Stock
Warrants
Debt Securities
Units

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

PROSPECTUS

December 13, 2010

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by us  (the “Registrant” or the “Company”).  All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$5,954.06
Legal fees and expenses	$30,000
Accounting fees and expenses	$800
Miscellaneous fees and expenses	$--
TOTAL	$36,754.06

Item 15.  Indemnification of Officers and Directors.

The Company’s directors and officers are indemnified as provided by the Colorado Statutes and the Company’s Bylaws. The Company has agreed to indemnify each of the Company’s directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Company’s directors, officers and controlling persons pursuant to the provisions described above, or otherwise, The Company have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the Company’s payment of expenses incurred or paid by the Company’s director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, The Company will, unless in the opinion of the Company’s counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.
.

Item 16.  Exhibits.

Exhibit
Number	Description of Document

1.1	Form of Underwriting Agreement.*

2.1
Agreement for Share Exchange dated October 10, 2007, by and between Tabatha II, Inc. and Longwei Petroleum Investment Holding Limited and the Shareholders of Longwei Petroleum Investment Holding Limited (herein incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2007.

3.1	Articles of Incorporation (herein incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on October 11, 2000).

3.2	Bylaws (herein incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on October 22, 2000).

3.3
Amendment to Articles of Incorporation, indicating the name change to Longwei Petroleum Investment Holding Limited (herein incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2007).

4.1	Form of Certificate of Designation.*

4.2	Form of Preferred Stock Certificate.*

4.3	Form of Warrant Agreement.*

4.4	Form of Warrant Certificate.*

4.5	Form of Stock Purchase Agreement.*

4.6	Form of Senior Debt Security.*

4.7	Form of Subordinated Debt Indenture*

4.89	Form of Subordinated Debt Security.*

4.9	Form of Unit Agreement.*

5.1	Opinion of Sichenzia Ross Friedman Ference LLP

23.1	Consent of Child Van Wagoner & Bradshaw PLLC

23.2	Consent of Sichenzia Ross Friedman Ference LLP (contained in Exhibit 5.1).

*	To be filed by amendment or by a Current Report on Form 8-K and incorporated by reference herein.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however , that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by these subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided , however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China, on December 13, 2010.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

By:	/s/ Cai Yongjun
Cai Yongjun,
Chief Executive Office (Principal Executive Officer)

By:	/s/ Michael Toups
Michael Toups
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Cai Yongjun and/or Michael Toups his true and lawful attorneys-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 to be filed by Longwei Petroleum Investment Holding Limited and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

By: /s/ Cai Yongjun	Chief Executive Officer, Director	December 13, 2010
Cai Yongjun	(Principal Executive Officer)

By: /s/ Michael Toups	Chief Financial Officer	December 13, 2010
Michael Toups	(Principal Financial and Accounting Officer)

By: /s/ Yongping Xue	Director	December 13, 2010
Yongping Xue	Secretary and Treasurer

By: /s/ Gerald DeCiccio	Director	December 13, 2010
Gerald DeCiccio

By: /s/ Douglas Cole	Director	December 13, 2010
Douglas Cole

By: /s/ Xue Xiaoping	Director	December 13, 2010
Xue Xiaoping